EXHIBIT 6.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of this 10th day of September, 2019 by and between Solar Integrated Roofing Corp. and Solar Acquisitions I, Inc., Nevada Corporations (hereinafter referred to as “Debtors") and McKay Roofing Company, Inc., a California Corporation ("Secured Party "), or its subsequently designated name changed corporation, and/or Tod McKay, Brad McKay, and Scott McKay, collectively, with reference to the following facts:

R E C I T A L S

A. Pursuant to the Asset Purchase Agreement dated and effective as of September 10, 2019, (effective date) between Debtors and Secured Party (the "Asset Purchase Agreement"), Secured Party sold to Debtors and Debtors purchased from Secured Party, all right title and interest to those certain assets owned and possessed by that certain company known as McKay Roofing Company, Inc., pursuant to an Asset Purchase Agreement by and between these Parties with the personal property assets listed on an Exhibit thereto. Additionally, as part of the overall sale, Seller will be selling all right, title and interest to that certain property located at 10622 Kenney Street, Santee, California 92071, and all improvements thereon, including all goodwill, furniture, fixtures, machinery, equipment, and business licenses including contractor’s licenses, operation and/or maintenance of the Business and/or the premises, as do or may exist as of the Effective Date of this Agreement in favor of or held by Seller. This Agreement does not apply to that real property; it will have its own separate standalone security agreement in the form of a Trust Deed against the property until the respective Notes are paid off. Subject to Section 2 below, the furniture, fixtures, machinery and equipment is being sold “as is” by Seller, without any warranty or guarantee, of any kind, with respect to the condition of said items those assets along with the licensing rights as set forth in the Asset Purchase Agreement; and, grant of license thereunder.

B. As part of the consideration for the sale by Secured Party to Debtors of the Purchased Assets, under the Asset Purchase Agreement, concurrently herewith Debtors are delivering to Secured Party two (2) Secured Promissory Notes ("Note No. 1" and “Note No. 2”, respectively, and together, the “Notes”) in the principal amounts of Nine Hundred Thousand Dollars ($900,000.00) and Eight Hundred Fifty Thousand Dollars ($850,000.00). The terms and conditions of this Agreement apply to all of the assets being bought by Buyer pursuant to the down payment and the consideration of Note No. 1 and, therefore, the lien arising out of the Security Agreement and UCC-1 Financing Statement applies against that equipment in relation to Note No. 1.

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Note No. 2 will be secured, when it comes into payment effectuation, by a Trust Deed against the transfer of the title from the Secured Party to the Debtors under the same basic terms and conditions to continue on at a rate of One Hundred Thousand Dollars ($100,000.00) per month until paid in full.

C. Note No. 1 is sometimes referred to as the "Indebtedness."

D. Pursuant to the Purchase Agreement, Debtors have agreed to grant to Secured Party a security interest in the "Collateral" (as defined in Section 1.1, below) to secure the prompt payment of the Indebtedness when due, and performance by Debtors of all of the covenants in this Agreement, and all concurrently executed ancillary documents that are part of the Asset Purchase Agreement pertaining to the business known as MCKAY ROOFING COMPANY, INC.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF SECURITY INTEREST

1.1 Collateral. As security for the payment by Debtors of the Indebtedness, the performance by Debtors of all of the covenants, agreements, terms and conditions of Debtors contained in Note No. 1 and ths Agreement, Debtors hereby pledge, assign, transfer and grant Secured Party a security interest in in the Acquired Assets (as defined in the Asset Purchase Agreement), and any and all additions or substitutions to such Collateral, subject to the terms and conditions set forth in this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF DEBTORS The debtors warrant and represent that,

2.1 Title. To the best of Debtors' knowledge, after due and diligent inquiry, Debtors have title to all of the Collateral, and no other person, entity or government, other than Secured Party, has or purports to have any right, title, encumbrance, leasehold interest or adverse claim or lien in or to any of the Collateral other than liens which have been disclosed to and approved by Secured Party in writing. Debtors' representation under this Section shall not be deemed to be breached as a result of any right, title, encumbrance, leasehold interest, adverse claim or lien in or to any of the Collateral created or incurred by the Secured Party prior to the date of this Agreement.

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2.2 Authority. Debtors have the authority to enter into this Agreement and any person signing it on Debtors' behalf has been duly authorized to sign it on Debtors' behalf.

2.3 Priority. Except for the financing statement executed by Debtors to perfect the security interest in the Collateral in favor of Secured Party, and financing statements in connection with liens disclosed to and approved by Secured Party in writing, no financing statement covering the Collateral or any portion thereof is on file in any public office and Debtors agrees not to execute or authorize the filing of any such additional financing statement in favor of any person or entity, other than Secured Party, without Secured Party's prior written consent as long as any portion of the Indebtedness remains unpaid. Debtors' representa-tions under this Section shall not be deemed to be breached as a result of any financing statement covering the Collateral or any portion thereof filed by Secured Party in any public office prior to the date of this Agreement.

3. COVENANTS AND AGREEMENTS

3.1 Debtors' Covenants. Debtors agree that:

3.1.1 Taxes. Debtors shall pay prior to delinquency all taxes, assessments, charges, liens or encumbrances now or here-after affecting the Collateral.

3.1.2 Legal Expenses. Debtors, at their own expense, will appear in and defend any action or proceeding which may affect Secured Party's security interest in or Debtors’ title to the Collateral (other than an action instituted by Secured Party).

3.1.3 Reimbursement of Secured Party. Should Debtors fail to make any payment or perform any act herein agreed to be made or performed, Secured Party may pay or perform the same, and in that event Debtors agree to reimburse Secured Party in full for all payments, expenses and costs thereby incurred, with interest thereon at the rate set forth in Note No. 1, provided Secured Party shall be under no obligation to do any such acts or to make any of such payments.

3.1.4 Reserved.

3.2 Secured Party's Covenants. Subject to the reasonable written consent of Secured Party, Debtors may from time to time sell or otherwise dispose of items of Collateral in the ordinary course and that if such action is taken in good faith, it will not constitute a default under this Agreement.

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4. DEFAULT; REMEDIES

4.1 Default. An "Event of Default" shall mean the happening of any of the following by Debtors:

4.1.1 Breach of Warranty or Representation. Any warranty or representation made or furnished by Debtors in this Agreement or in the Asset Purchase Agreement proves to have been false in any material respect when made or furnished.

4.1.2 Breach of Covenants. The failure by Debtors to keep or perform any of their covenants in, or to observe any of the terms of this Agreement, or in the Asset Purchase Agreement.

4.1.3 Failure to Make Note Payments. The failure by Debtors to make payment when due, of any installment on indebtedness, to Secured Party as required by the terms of the Note No.1.

4.1.4 Attachment. The levy of any attachment, execution or other process against Debtors or against the Collateral or any part thereof and the failure of removal of such process within thirty (30) days of said levy.

4.1.5 Impairment of Collateral. The loss, theft, damage, destruction, sale or encumbrance to or of the Collateral, or any substantial part thereof, unless substantially covered by insurance.

4.1.6 Bankruptcy. The suspension of the business of Debtors or the commencement of proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law or statute of the federal government or any state government, or the adjudication of Debtors as bankrupt or insolvent under any law or statute, or the application for, or by any action of Debtors the indication of their approval of, consent to or acquiescence in, the appointment of a trustee or receiver for the whole or any substan-tial portion of their assets.

4.1.7 Failure to Comply. The failure of Debtors to comply with any other term, obligation or condition contained in this Agreement or in the Asset Purchase Agreement or in Note No. 1.

4.1.8 Cure Period/Event Default. In the event of a Default by way of a monetary obligation (consistent with Note No.1 ) the obligated party shall have fifteen (15) days in which to cure, before an event of default is in effect. Notwithstanding the foregoing, in the event of a non-monetary obligation, and the failure to comply with the same, the purported defaulting party shall have thirty (30) days from notice to cure the same. Failure to cure the same within (30) days will result in the default being effective.

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4.2 Remedies. Upon the occurrence of an "Event of Default" hereunder, Secured Party shall have the following rights and remedies:

4.2.1 Incur Expenses. Incur reasonable expenses, including reasonable attorneys' fees, legal expenses and costs appropriate to the exercise of any right or power under this Agreement.

4.2.2 Perform Obligation of Debtors. Make any payment agreed to be made by Debtors and perform any obligation of Debtors under this Agreement, without, however, any obligation to do so.

4.2.3 Acceleration. Declare with notice that the entire Indebtedness is immediately due and payable.

4.2.4 Take Possession of Collateral and Business. Take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation to do so, and enter upon the premises where the same may be located for that purpose; control, manage, rent and lease the Collateral, either separately or in conjunction with the Business; enter upon the premises where the Business may be located and take possession and control of the Business and the Collateral; operate and manage the Business; receive, endorse, assign and/or deliver in his own name or in the name of Debtors any and all checks, drafts and other instruments for the payment of money relating to the Business and the Collateral and apply the same to reimburse Secured Party for any reasonable costs or expenses incurred under this Agreement and to the payment or performance of Debtors' obligations under this Agreement, and under the Asset Purchase Agreement, and apply the balance to the Indebtedness in such order as Secured Party may choose; and secure the appointment of a receiver of the Business and the Collateral. In the event Secured Party elects to take possession and control of Business and the Collateral or operate and manage the Business and Collateral, Debtors, upon written notice of Secured Party's election to take possession and operate and manage the Business and Collateral, shall (i) assemble the Collateral, and make it available to Secured Party at the Premises, and (ii) take no action, or fail to take any action, which would injure the Collateral.

4.2.5 Initiate Suit Against Debtors. Given an event of default Debtor will have the right to institute legal proceedings against debtor or any other persons liable for the indebtedness.

4.2.6 Sale of the Collateral. Sell, lease or otherwise dispose of the Collateral at public sale upon such terms and in such manner as Secured Party may determine under this Agreement.

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5. CROSS-DEFAULT

5.1 Default. Any default in Debtors' obligations under either this Security Agreement; Note No. 1; the Asset Purchase Agreement; or the underlying Lease Agreement; any default under any of those shall constitute a default under the other Agreements or instruments, thereafter giving rise to any and all of Secured Party's rights and remedies contained in either this Security Agreement, Note No. 1; the Asset Purchase Agreement; or the underlying Lease Agreement between the Debtors and its landlord, shall constitute a default under all other Agreements or instruments, thereafter giving rise to any and all of Secured Party’s rights and remedies contained in any of the aforementioned Agreements or all of them, or part and parcel of the same.

6. RELEASE

Upon or concurrently with payment in full by Debtors of the Indebtedness, Secured Party shall immediately release all remaining Collateral and his interest in any insurance policies to Debtors, their successors, assigns, beneficiaries and/or personal representatives, free and clear of the security interest granted by this Agreement, and Secured Party shall immediately execute and deliver to Debtors a Termination Statement on Form UCC-3, and take such other action as may be reasonably required to release such security interest.

7. CONSTRUCTION OF AGREEMENT

7.1 Time of the Essence. Time is of the essence of this Agreement.

7.2 Survival of Representations and Warranties. Each of the representations and warranties of the parties set forth herein shall survive the Closing.

7.3 Further Assurances. Debtors and Secured Party agree to take or cause to be taken such further or other actions necessary or desirable to carry out the intent and purposes of this Agreement.

7.4 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party to be bound thereby. No failure or delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy constitute a waiver of any other or further exercise of any right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any of the parties from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

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7.5 Severability of Provisions. This Agreement shall be performed and shall be enforceable to the full extent allowable by applicable law, and the illegality, invalidity, waiver or unenforceability of any provision of this Agreement shall not affect the legality, validity, applicability or enforceability of the remaining provisions hereof.

7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one agreement.

7.7 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters set forth herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. Each party certifies to its full familiarity with the provisions of this Agreement.

7.8 Remedies Cumulative. Except as otherwise expressly set forth in this Agreement, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

7.9 Successors. This Agreement shall be binding, and shall inure to the benefit of, Debtors, Secured Party and their respective successors and assigns.

7.10 Arbitration of Disputes

7.10.1.Negotiation Among Parties. If a dispute arises under this Agreement, the dispute may be referred to a mediator selected by mutual agreement for non-binding mediation between the parties in accordance with the rules established for mediation by the Judicial Arbitration & Mediation Service, Inc. ("JAMS"), Endispute, or the American Arbitration Association ("AAA"), as the parties agree, in San Diego County, California. At any time after submission of the matter to mediation, any party may submit such dispute to binding arbitration in accordance with this paragraph.

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All disputes arising under this agreement which are not resolved by mediation will be resolved by submission to binding arbitration at the offices of JAMS or AAA, as the parties agree (the "Arbitrator"), in San Diego County, California. The parties shall agree on an arbitrator from the Arbitrator's panel. The arbitrator must be either an attorney or retired judge. If the parties are unable to agree, the Arbitration/Mediation Service will provide a list of three available persons and each party may strike one. The remaining person will serve as the arbitrator. The aggrieved party shall initiate arbitration by sending written notice of its intention to arbitrate by registered or certified mail to all parties and to the Arbitration/Mediation Service. The notice must contain a description of the dispute, the amount involved, and the remedies sought. Furthermore, within the discretion of the arbitrator and based upon the law and the facts, the matter can be disposed of by the arbitrator through a law and motion process in lieu of an actual arbitration hearing, if appropriate.

The arbitrator shall schedule a prehearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues. The parties will submit a proposed discovery schedule to the arbitrator at the prehearing conference. The scope and duration of discovery will be within the sole discretion of the arbitrator, provided, however, the parties shall be entitled to discovery in accordance with the rules of the Superior Court of the State of California, County of San Diego. The parties must file briefs with the arbitrator at least three days before the hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. Expert witnesses may be used in the arbitration proceeding just as they are used in normal civil litigation in the Superior Court of the State of California.

Judicial rules of evidence and procedure relating to the conduct at the hearing, examination of witnesses, and presentation of evidence shall not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to relying on in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law. Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner. Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party must notify the other parties of the arrangements in advance of the hearing and must pay for the cost incurred. Any party may request the oral evidence to be given under oath.

The decision of the arbitrator shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable. The award must be in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision. The award must be mailed promptly to the parties, but no later than thirty days from the closing of the hearing. The award may be judicially enforced (confirmed, corrected or vacated pursuant to Section 1285, et seq., of the California Code of Civil Procedure). The award shall be final and binding, and there shall be no direct appeal from the award on the grounds of error in the application of the law. Unless otherwise agreed, each party must pay its own witness fee and it’s pro rata share of the arbitrator's fees. The arbitrator shall have authority to award attorney's fees, costs and arbitration fees advanced to the prevailing party.

Nothing in this paragraph shall limit the rights of the parties to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court of competent jurisdiction before, during, or after the pendency of any arbitration. ALL PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION, THEY ARE WAIVING THE RIGHT TO SUBMIT THE DISPUTE FOR DETERMINATION BY A COURT AND THEREBY ARE ALSO WAIVING THE RIGHT TO A JURY OR COURT TRIAL. ALL PARTIES UNDERSTAND THAT AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY AND IS BINDING ON ANY SUCCESSOR IN INTEREST.

7.11 Headings. The paragraph headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.12 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

7.13 Notices. All notices under this Agreement by either party hereto shall be in writing and shall be deemed effectively given when delivered if delivered in person, or if sent by mail at the earlier of their receipt or three (3) days after the same have been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage prepaid to such party at his or their addresses set forth below:

If to Debtors: Solar Acquisitions I, Inc.

12411 Poway Road

Poway, CA 92064

Parent:

Solar Integrated Roofing Corporation

12411 Poway Road

Poway, CA 92064

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With a copy to:

Mr. Scott E. Linsky

Lucosky Brookman LLP 101 Wood Avenue South

Iselin, NJ 08830

If to Secured Party: McKay Roofing Company, Inc.

10622 Kinney Street

Santee, CA 92071

If to Shareholders: Brad McKay

______________________

______________________

______________________

Tod McKay

______________________

______________________

______________________

Scott McKay

______________________

______________________

______________________

IN WITNESS WHEREOF, Secured Party, Debtors and Debtors have executed this Agreement as of the date first above written.

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“Secured Party”

McKay Roofing Company, Inc., a California

Limited Liability Company, or its Assignee

/s/    Brad McKay__________________________

By:   Brad McKay, Individually

/s/    Tod McKay___________________________

By:   Tod McKay, Individually

/s/    Scott McKay__________________________

By:   Scott McKay, Individually

“Debtors” Buyer: Solar Acquisitions I, Inc. Solar Integrated Roofing Corp. as Parent /s/ David Massey
By: David Massey, Chief Executive Officer

Parent: Solar Integrated Roofing Corp.

/s/ David Massey
By: David Massey, Chief Executive Officer

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